UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 24, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 24, 2008, the Registrant was notified by NYSE Regulation, Inc. (“NYSER”) that it was not in compliance with the New York Stock Exchange’s (“NYSE”) continued listing criteria under Section 802.01B of the NYSE Listed Company Manual (the “Listed Company Manual”) because the Registrant’s average market capitalization over a consecutive 30 trading-day period was less than $75 million and its most recently reported stockholders’ equity was less than $75 million.
Under applicable NYSE rules, the Registrant has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive actions the Registrant has taken, or proposes to take, that would bring it into compliance with the standards within 18 months of receipt of the letter. The Registrant intends to submit such a plan within the prescribed timeframe. During this time, the Registrant’s common shares will continue to be listed on the NYSE, subject to the Registrant’s compliance with other NYSE continued listing standards.
On November 28, 2008, the Registrant issued a press release announcing that it had received a notice from NYSER that it was not in compliance with the NYSE’s continued listing criteria under Section 802.01B of the Listed Company Manual. A copy of the press release issued by the Registrant is attached as Exhibit 99.1 hereto and incorporated herein by reference.
The notice received on November 24, 2008 is in addition to the notice received on November 14, 2008, relating to the Registrant’s non-compliance with Section 802.01C of the Listed Company Manual. The November 14, 2008 notice was described in the Current Report on Form 8-K filed by the Registrant on November 20, 2008.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated November 28, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
November 28, 2008	By:	/s/ Matthew V. Booty
Matthew V. Booty
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated November 28, 2008